                                                                   EXHIBIT 4.3.7



                  WAIVER AND SIXTH AMENDMENT, dated as of March 11, 1998 (this "SIXTH AMENDMENT"), to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 19, 1996 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation (the "BORROWER"), the lenders from time to time party thereto (the "LENDERS") and UNION BANK OF CALIFORNIA, N.A., as Agent.

                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement in connection with the Borrower's sale of its radio and radio related businesses to Clear Channel Communications, Inc. and its affiliates and the launch of its new network PAXnet.

                  WHEREAS, the Lenders are willing to amend certain provisions of the Credit Agreement but only on the terms and subject to the conditions contained herein;

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                  1. DEFINITIONS. Unless otherwise defined herein, terms defined in the Credit Agreement shall be used as so defined.

                  2. WAIVERS. The Lenders hereby waive: (i) subsection 2.6(d) of the Credit Agreement to the extent necessary such that Net Cash Proceeds from the Radio Group Sale do not have to be applied to prepay the Loans or reduce the Commitments, (ii) subsection 6.1(e) of the Credit Agreement in respect of the fiscal year ended December 31, 1997, and (iii) subsections 2.6(d) and 6.7 of the Credit Agreement in respect of the sale of WOAC (Cleveland) so long as the purchase price therefor is at least $23,000,000.

                  3. AMENDMENTS TO CREDIT AGREEMENT. The provisions contained in this Section 2 of this Sixth Amendment shall be effective until and including December 31, 1998, at which time the amendments to the Credit Agreement contained in this Section 2 of this Sixth Amendment shall cease to be in effect and the provisions of the Credit Agreement amended by this Section 2 of this Sixth Amendment shall be in effect as such provisions were in effect prior to this Sixth Amendment, except as such provisions may be amended, modified or supplemented subsequent to the date hereof in accordance with the Credit Agreement.

                     A. Subsection 1.1 of the Credit Agreement is hereby amended by substituting the following definitions in alphabetical order in lieu of the current definitions of such terms:

                     "`ADJUSTED CONSOLIDATED OPERATING CASH FLOW': (a) at any
                  date on or prior to December 31, 1998, the sum of (i) the Consolidated Operating Cash Flow of the Borrower and its Subsidiaries for the twelve most recently ended calendar months for


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                  which the Lenders shall have received financial statements pursuant to subsection 5.1(b)(i), MINUS (ii) Consolidated Operating Cash Flow of the INTV Properties for such twelve-month period, PLUS (iii) the product of (x) four times
                  (y) the Consolidated Operating Cash Flow of the INTV Properties for the three most recently ended calendar months for which the Lenders shall have received financial statements pursuant to subsection 5.1(b)(i), PLUS (iv) up to $6,400,000 in start up costs paid by the Borrower or its Subsidiaries related to the marketing of the launch of the new television network planned by the Borrower (expected to be named PAXnet); PLUS (v) up to $9,700,000 in management bonuses paid in the fourth quarter of the 1997 fiscal year of the Borrower in connection with the Radio Group Sale and (b) at any date after December 31, 1998, Consolidated Operating Cash Flow of the Borrower and its Subsidiaries.

                     `CONSOLIDATED CASH INTEREST EXPENSE': for any period, the
                  sum of (a) Consolidated Interest Expense of the Borrower and its Subsidiaries, but excluding, however, amortization of discount, deferred financing costs and other items included in interest expense not payable or not actually paid in cash during such period (including, but not limited to, any interest on the Exchange Debentures paid in kind) MINUS (b) the total interest income received by the Borrower and its Subsidiaries on a consolidated basis for such period.

                     `LEVERAGE RATIO': at any date of determination, the ratio
                  of (a) Consolidated Total Debt of the Borrower and its Subsidiaries on such date MINUS the amount of unencumbered (other than encumbrances granted pursuant to the Loan Documents) cash and Cash Equivalents held by the Borrower and its Subsidiaries (or, in respect of December 31, 1997, cash and Cash Equivalents held by the qualified intermediary previously identified for the Lenders) on such date of determination in excess of $5,000,000 to (b) Adjusted Consolidated Operating Cash Flow as of the last day of the month for which the Borrower shall have then most recently delivered financial statements pursuant to subsection 5.1(b)(i).

                     `CONSOLIDATED FIXED CHARGES': for any period, without
                  duplication, the sum of (i) Consolidated Debt Service, PLUS
                  (ii) Consolidated Capital Expenditures to the extent actually made, PLUS (iii) to the extent actually paid in cash during such period, income tax expense (other than, to the extent otherwise included therein, current income tax expenses attributable to gains on Asset Sales) PLUS (iv) the aggregate amount paid in cash during such period in connection with any
                  (A) dividend or other distribution or (B) redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, on account of any preferred capital stock (including, but not limited to, in respect of Cumulative Preferred Stock or Exchangeable Preferred Stock) of the Borrower or its Subsidiaries now or hereafter outstanding, PROVIDED that to the extent any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value is made on the Cumulative Preferred Stock prior to December 31, 1997, or any dividend is paid in connection therewith, the amount expended in connection therewith shall be


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                  excluded from any calculations pursuant to this definition
                  MINUS (v) the total interest income received by the Borrower and its Subsidiaries on a consolidated basis for such period."

                     B. Section 5 of the Credit Agreement is hereby amended by inserting at the end of such Section the following subsection 5.15:

                     "5.15 ISSUANCE OF CAPITAL STOCK. Prior to May 31, 1998, the
                  Borrower shall use its best efforts to issue Capital Stock (common or preferred) on terms and conditions satisfactory to the Agent for aggregate proceeds of at least $150,000,000 and immediately apply the Net Cash Proceeds thereof to prepay the Loans."

                     C. Subsection 6.1(b) of the Credit Agreement is hereby amended by deleting the table therein and substituting in lieu thereof the following new table:

================================================================================
                                                        CASH INTEREST
             PERIOD                                     COVERAGE RATIO
================================================================================
--------------------------------------------------------------------------------
October 1, 1997 - December 31, 1997                        1.15:1.00
--------------------------------------------------------------------------------
January 1, 1998 - June 30, 1998                            1.25:1.00
--------------------------------------------------------------------------------
July 1, 1998 - December 31, 1998                           1.50:1.00
--------------------------------------------------------------------------------
Thereafter                                                 2.00:1.00
================================================================================

                     D. Subsection 6.1(d) of the Credit Agreement is hereby amended by deleting such Subsection in its entirety and substituting in lien thereof the following:

                     "FIXED CHARGE COVERAGE. Permit the ratio of (y) Adjusted
                  Consolidated Operating Cash Flow to (z) Consolidated Fixed Charges of the Borrower and its Subsidiaries for the twelve consecutive month period ending as of the last day of any calendar quarter to be less than 1.00:1.00 with respect to any calendar quarter ended on or prior to June 30, 1998 and 1.10:1.00 with respect to any calendar quarter ended thereafter."

                     E. Subsection 6.2 of the Credit Agreement is hereby amended by inserting immediately at the end of such subsection the following:

                     "PROVIDED, that after February 25, 1998 neither the
                  Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume, guaranty or otherwise become directly or indirectly liable with respect to any Indebtedness not outstanding on such date as Indebtedness of the Borrower or any of its Subsidiaries, other than Capital Stock issued pursuant to subsection 5.15 and Indebtedness incurred or issued pursuant to subsection 6.2(j)."




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                     F. Schedule 1.1C of the Credit Agreement is hereby amended by deleting such Schedule in its entirety and substituting in lieu thereof Annex A hereto.

                  4. AMENDMENT FEE. The Borrower hereby agrees to pay a fee in an amount equal to 0.25% of such Lender's Commitment to each Lender that approves this Sixth Amendment by executing and delivering to the Administrative Agent or its counsel said Amendment on or before March 11, 1998.

                  5. EFFECTIVE DATE. This Sixth Amendment will become effective as of the date (the "EFFECTIVE DATE") hereof upon (i) its execution by the Borrower and the Required Lenders in accordance with the terms of the Credit Agreement and (ii) the execution and delivery by the Borrower to the Administrative Agent for the benefit of the Lenders of a cash collateral agreement in form and substance satisfactory to the Lenders and the deposit by the Borrower in the cash collateral account provided for therein of $17,000,000 to be applied to the payment of interest due pursuant to the Credit Agreement and as Collateral for the Obligations.

                  6. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to each Lender that (a) this Sixth Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyances, reorganization, moratorium or similar laws affecting creditors' rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and by an implied covenant of good faith and fair dealing, (b) the representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties are expressly stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and (c) no Default or Event of Default has occurred and is continuing as of the date hereof.

                  7. CONTINUING EFFECT. Except as expressly waived or amended hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms. This Sixth Amendment (and all amendments to and waivers in respect of the Credit Agreement and other Loan Documents) shall be deemed to be a Loan Document.

                  8. GOVERNING LAW. THIS SIXTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  9. COUNTERPARTS. This Sixth Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.





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                  10. PAYMENT OF EXPENSES. The Borrower agrees to pay and
reimburse the Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Sixth Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.



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                  IN WITNESS WHEREOF, the parties hereto have caused this Sixth
Amendment to be duly executed and delivered by their properly and duly authorized officers as of the day and year first above written.



                                        PAXSON COMMUNICATIONS
                                        CORPORATION


                                        By:
                                           -------------------------------------
                                           Title:



                                        UNION BANK OF CALIFORNIA, N.A., as
                                        Agent


                                        By:
                                           -------------------------------------
                                           Title:



                                        THE BANK OF NEW YORK


                                        By:
                                           -------------------------------------
                                           Title:



                                        CIBC, INC.


                                        By:
                                           -------------------------------------
                                           Title:



                                        BANKBOSTON, N.A.


                                        By:
                                           -------------------------------------
                                           Title:



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                                                                               7


                                        ABN-AMRO BANK N.V.
                                        ABN AMRO NORTH AMERICA, INC.


                                        By:
                                           -------------------------------------
                                           Title:



                                        BANK OF AMERICA NT&SA


                                        By:
                                           -------------------------------------
                                           Title:



                                        BANK OF MONTREAL


                                        By:
                                           -------------------------------------
                                           Title:



                                        BARNETT BANK, N.A.


                                        By:
                                           -------------------------------------
                                           Title:



                                        FLEET NATIONAL BANK


                                        By:
                                           -------------------------------------
                                           Title:





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                                        LTCB TRUST COMPANY


                                        By:
                                           -------------------------------------
                                           Title:



                                        THE SUMITOMO BANK, LIMITED


                                        By:
                                           -------------------------------------
                                           Title:


                                        By:
                                           -------------------------------------
                                           Title:



                                        SUNTRUST BANK, CENTRAL FLORIDA, N.A.


                                        By:
                                           -------------------------------------
                                           Title: